          As filed with the Securities and Exchange Commission on April 24, 1998

                                                    Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                 SKYMALL, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                                                86-0651100
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


1520 East Pima Street, Phoenix, Arizona                              85034
(Address of Principal Executive Offices)                          (Zip Code)


                             1994 Stock Option Plan
                            (Full title of the plan)


                           Christine A. Aguilera, Esq.
                     Vice President of Business Development,
                          General Counsel and Secretary
                                  SkyMall, Inc.
                              1520 East Pima Street
                             Phoenix, Arizona 85034
                     (Name and address of agent for service)

                                 (602) 254-9777
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                          Christopher D. Johnson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                        40 N. Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

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                         CALCULATION OF REGISTRATION FEE

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                                   PROPOSED         PROPOSED
TITLE OF                           MAXIMUM          MAXIMUM
SECURITIES           AMOUNT        OFFERING         AGGREGATE         AMOUNT OF
TO BE                TO BE          PRICE           OFFERING        REGISTRATION
REGISTERED         REGISTERED     PER SHARE*         PRICE*             FEE
----------         ----------     ----------        ---------       ------------

Common Stock        1,100,000       $5.25          $5,775,000          $1,704
$.001 par value

================================================================================

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on April 21, 1998.


                                      S-2

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report of Form 10-K for the fiscal year ended December 31, 1997; (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 1997; and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Articles 11 and 12 of the Company's Articles of Incorporation provide as follows:

     1. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

                                      S-4
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     2. The Corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, director, employee or agent of the Corporation, to the fullest extent allowed pursuant to Nevada law.

     The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Nevada law. The Registrant has also entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from fraud, actual dishonesty, willful misconduct, or violation of Section 16(b) of the Securities Exchange Act of 1934. The agreements would also require the Registrant to advance directors and officers' expenses in certain circumstances.

     The Registrant currently maintains directors' and officers' liability insurance.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.   EXHIBITS.

     Exhibit Index located at Page S-8.

Item 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                      S-5

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          (2) That,  for the purposes of  determining  any  liability  under the
     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on April 23, 1998.

                                   SKYMALL, INC., a Nevada corporation

                                   By: /s/ Robert M. Worsley
                                       -----------------------------------------
                                       Robert M. Worsley, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ROBERT M. WORSLEY and DARRYL BAKER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE                          TITLE                              DATE

/s/ Robert M. Worsley         Chairman of the Board,             April 23, 1998
---------------------------   President (Chief Executive
     Robert M. Worsley        Officer)

/s/ Darryl Baker              Controller                         April 23, 1998
---------------------------   (Principal Accounting Officer)
     Darryl Baker


---------------------------   Director
     Alan C. Ashton

/s/ Lyle R. Knight            Director                           April 23, 1998
---------------------------
     Lyle R. Knight

/s/ Thomas J. Litle           Director                           April 23, 1998
---------------------------
     Thomas J. Litle IV

/s/ Randy Petersen            Director                           April 23, 1998
---------------------------
     Randy Petersen
                                      S-7

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                                  EXHIBIT INDEX


EXHIBIT                                                      PAGE OR
NUMBER    DESCRIPTION                                    METHOD OF FILING
-------   ---------------------------------------------  ----------------

 4.1      1994 Stock Option Plan                                *
          (As Amended April 20, 1998)

 4.2      Form of Stock Option Agreement                        *

 5        Opinion of Squire, Sanders & Dempsey                  *
          L.L.P., counsel for the Registrant
          (including consent)

 23.1     Consent of Arthur Andersen LLP                        *

 23.2     Consent of Counsel                             See Exhibit 5

 24       Powers of Attorney                             See Signature Page

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* Filed herewith.

                                      S-8